Exhibit 10.1

SECOND LOAN MODIFICATION AGREEMENT

THIS SECOND LOAN MODIFICATION AGREEMENT (this “Agreement”) is made and entered into as of April 29, 2010 by and between UNION BANK, N.A., successor to UNION BANK OF CALIFORNIA, N.A. (“Bank”) and COHERENT, INC., a Delaware corporation (“Borrower”), with respect to the following facts:

RECITALS

This Agreement is made and entered into in reliance on the following recitals, which are acknowledged by Borrower and Bank to be true and accurate:

A.                                    Bank and Borrower entered into:  a revolving credit facility (collectively, the “Revolving Loans”) including subfacilities for commercial and standby letters of credit, pursuant to the terms of that certain Loan Agreement dated as of March 31, 2008 (as amended, from time to time, including by that certain First Loan Modification Agreement, dated as of February 10, 2010, the “Loan Agreement”).  The Revolving Loans are evidenced by that certain Promissory Note (Base Rate) dated as of March 31, 2008 in the maximum principal amount of FORTY MILLION DOLLARS ($40,000,000) (as amended, from time to time, the “Revolving Note”).  Borrower may have liabilities to Bank under other credit facilities; Bank and Borrower intend that such other facilities shall not be affected by this Agreement and shall remain in full force and effect in all respects.

B.                                    There are no written or oral agreements concerning or affecting the Revolving Loans, the L/C’s between Borrower, on the one hand, and Bank, on the other, other than the Loan Documents.  Capitalized terms not defined herein shall have the meanings assigned to them in the Loan Agreement.

C.                                    At Borrower’s request, Bank is willing to modify the Loan Documents as set forth herein, provided that the conditions set forth herein are satisfied within the time periods required under this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Incorporation of Recitals.  Each of the above recitals is incorporated herein as true and correct and is relied upon by each party to this Agreement in agreeing to the terms of this Agreement.

2.                                      Confirmation of Debt.  Borrower hereby ratifies, reaffirms and confirms all of the terms and conditions of the Loan Documents in all respects and hereby acknowledge that the Loan Documents are valid and enforceable obligations against Borrower, due and payable in full, without defenses, setoffs or counterclaims of any kind.  The indebtedness evidenced by the Loan Documents is hereby acknowledged and admitted.  Except as expressly set forth herein, this Agreement shall not alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Loan Agreement or any other Loan Document.

3.                                      Conditions Precedent.  Borrower understands that this Agreement shall not be effective and Bank shall have no obligation to amend the terms of the Loan Documents as provided herein, unless and until each of the following conditions precedent has been satisfied not later than April 12, 2010, or waived by Bank (in Bank’s sole discretion):

(a)                                  Borrower shall have executed and delivered to Bank this Agreement.

(b)                                  The representations and warranties of Borrower under the Loan Agreement, this Agreement and each other Loan Documents, as applicable, shall be true and correct as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true, correct and complete as of such earlier date.

(c)                                  Borrower shall have reimbursed Bank for Bank’s costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses (including the fees of Bank’s in-house legal counsel and staff), incurred in connection with the negotiation and drafting of this Agreement and the transactions contemplated hereby.

4.                                      [Reserved].

5.                                      Modification of Loan Documents.  To induce Bank to enter into this Agreement, Borrower agrees that the Loan Documents are hereby supplemented and modified as follows, which modifications shall supersede and prevail over any conflicting provisions of the Loan Documents:

(a)                                  Section 5.5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“5.5                         Redemption of Stock.  Except for the payment of an aggregate amount not to exceed $50,000,000 for the repurchase of Borrower’s common stock prior to March 31, 2012 pursuant to a stock repurchase plan approved by Borrower’s Board of Directors, Borrower will not repurchase, redeem or retire any share of its capital stock for value.”

6.                                      Representations and Warranties.  To induce Bank to enter into this Agreement, Borrower hereby represents and warrants to Bank as follows:

(a)                                  All representations and warranties contained in this Agreement and in any and all of the other Loan Documents are and remain true, correct and complete as of the date of this Agreement (except to the extent such representations and warranties expressly refer to an earlier date, in which case, they are and remain true, correct and complete as of such earlier date), and all such representations and warranties shall survive the execution of this Agreement.

(b)                                  The execution, delivery and performance by Borrower of this Agreement and all documents contemplated hereunder are within Borrower’s powers, have been duly authorized, and are not in conflict with Borrower’s certificate of incorporation or by-laws, or the terms of any charter or other organizational document of Borrower; and all such documents constitute valid and binding obligations of Borrower, enforceable in accordance with their terms.  In addition, such execution, delivery and performance by Borrower will not violate any law, rule or order of any court or governmental agency or body to which Borrower is subject; and cannot (except as expressly provided or contemplated herein) result in the creation or imposition of any lien, security interest or encumbrance on any now owned or hereafter acquired property of Borrower.

(c)                                  No event has occurred or failed to occur that is, or, with notice or lapse of time or both would constitute a default, an Event of Default, or a breach or failure of any condition under any Loan Document.

(d)                                  The Revolving Note represents an unconditional, absolute, valid and enforceable obligation against Borrower.  Borrower has no claims, counterclaims, or defenses against Bank or any other person or entity which would or might affect: (i) the enforceability of any provisions of the Loan Documents; or (ii) the collectability of sums advanced by Bank in connection with the Loan.  Borrower has no offsets, disputes or disagreements of any kind or nature whatsoever with respect to its obligations under the Loan Documents.  Borrower understands and acknowledges that Bank is entering into this Agreement in reliance upon, and in partial consideration for, these acknowledgments and representations, and agrees that such reliance is reasonable and appropriate.

7.                                      Dispute Resolution.  This Agreement hereby incorporates any alternative dispute resolution agreement previously, concurrently or hereafter executed between Borrower, and Bank.

8.                                      Miscellaneous

(a)                                  All the parties hereto agree to and will cooperate fully with each other in the performance of this Agreement and the Loan Documents including, without limitation, executing any additional documents and instruments reasonable or necessary to the full performance of this Agreement.  Without limiting the generality of the foregoing, Borrower agrees to execute such other and further documents and instruments as Bank may request to implement the provisions of this Agreement.

(b)                                  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective successors and assigns.  No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary hereunder.

(c)                                  Bank and Borrower agree that except as expressly provided herein, the Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to:

(i)                                    Waive or impair any rights, powers or remedies of Bank under the Loan Documents;

(ii)                                Constitute an agreement by Bank or require Bank to grant forbearance periods or extend the term of the Note or the time for payment of any of Borrower’s obligations to Bank except as expressly provided herein, none of which Bank agrees or has agreed to do, and all of which matters are in Bank’s sole and absolute discretion;

(iii)                            Make any other loans or other extension of credit to Borrower;

(iv)                               Imply a willingness on the part of Bank to grant any similar or other future amendments or modifications to any of the terms and conditions of the Loan Agreement or the other Loan Documents or grant any waivers, or shall in any way prejudice, impair or effect any rights or remedies of the Bank under the Loan Agreement or the other Loan Documents;

(v)                                   Operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Loan Agreement, as in effect prior to the date hereof; or

(vi)                               Constitute a satisfaction of Borrower’s or any Guarantor’s Obligations.

In the event of any inconsistency between the terms of this Agreement and any other Loan Document, this Agreement shall govern.  Borrower acknowledges that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Agreement, or has had an opportunity to so consult and has knowingly chosen not to do so.  This Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Agreement or any part hereof to be drafted.  The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement.

(d)                                  This Agreement and the other Loan Documents shall not be deemed or construed to create a partnership, tenancy in common, joint tenancy, joint venture, co-ownership or any other relationship aside from a continuing debtor-creditor relationship between Borrower, on the one hand, and Bank, on the other.

(e)                                  In case any provision in this Agreement shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(f)                                    If Bank receives any payments or rents, issues, profits or proceeds of any collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be paid to a trustee, debtor-in-possession, receiver or any other party under any bankruptcy law, common law, equitable cause or otherwise, then, to such extent, the obligations or part thereof intended to be satisfied by such payments or proceeds shall be reversed and continue as if such payments or proceeds had not been received by Bank.

(g)                                 Notwithstanding the rights given to Borrower pursuant to California Civil Code sections 1479 and 2822 (and any amendments or successors thereto), to designate how payments will be applied, Borrower hereby waives such rights and Bank shall have the right in its sole discretion to determine the order and method of the application of payments to this and/or any other credit facilities that may be provided by Bank to Borrower and to revise such application prospectively or retroactively at its discretion.

(h)                                 This Agreement may not be amended, waived or modified in any manner without the prior written consent of the party against whom the amendment, waiver or modification is sought to be enforced.

(i)                                    Borrower shall reimburse Bank for all costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements (and fees and disbursements of Bank’s in-house legal counsel and staff) expended or incurred by Bank in any arbitration, mediation, judicial reference, legal action or otherwise in connection with: (i) the negotiation, preparation, amendment, interpretation and enforcement of the Loan Documents, including, without limitation, during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Bank’s rights, remedies and obligations under the Loan Documents; (ii) collecting any sum which becomes due Bank under any Loan Document; (iii) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal; or (iv) the protection, preservation or enforcement of any rights of Bank.  For purposes of this section, attorneys’ fees shall include, without limitation, fees incurred in connection with the following:  (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with a bankruptcy proceeding or case arising out of or relating to any petition under Title 11 of the United States Code, as the same shall be in effect from time to time, or any similar law; (4) garnishment, levy, and debtor and third party examinations; and (5) postjudgment motions and proceedings of any kind, including, without limitation, any activity taken to collect or enforce any judgment.  All of such costs and expenses shall bear interest from the time of demand at the rate then in effect under the Revolving Note.

(j)                                    Except as otherwise provided herein, this Agreement and all other Loan Documents and the rights and obligations of the parties hereto shall be governed by the laws of the State of California without regard to principles concerning choice of law.

(k)                                This Agreement may be executed in any number of counterparts which, when taken together, shall constitute but one agreement.

(l)                                    This Agreement and the other Loan Documents are intended by the parties as the final expression of their agreement and therefore incorporate all negotiations of the parties hereto and are the entire agreement of the parties hereto.  Borrower acknowledges that it is relying on no written or oral agreement, representation, warranty, or understanding of any kind made by Bank or any employee or agent of Bank except for the agreements of Bank set forth herein or in the other Loan Documents.  Except as expressly set forth in this Agreement, the other Loan Documents remain unchanged and in full force and effect.

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IN WITNESS WHEREOF, Bank and Borrower have executed this Agreement as of the date set forth in the preamble.

BORROWER		BANK

COHERENT, INC.		UNION BANK, N.A.

By:	/s/ Helene Simonet	By:	/s/ Allan B. Miner
Name:	Helene Simonet	Name:	Allan B. Miner
Title:	EVP CFO	Title:	Vice President